PRESS RELEASE Prosperity Bancshares, Inc.® Prosperity Bank Plaza 4295 San Felipe Houston, Texas 77027 FOR IMMEDIATE RELEASE	For more information contact: Dan Rollins President and Chief Operating Officer 281.269.7199 dan.rollins@prosperitybanktx.com
PROSPERITY BANCSHARES, INC.®
REPORTS STRONG 2009
EARNINGS

• 4Q 2009 Earnings Per Share of $0.65 (diluted)
• Non-Performing Assets equal 0.22% of 4Q Average Earning Assets
• Total Risk Based Capital is 13.86%
• Tier 1 Leverage Capital is 6.47%

HOUSTON, January 22, 2010. Prosperity Bancshares, Inc.® NASDAQ: (PRSP), the parent company of Prosperity Bank®, reported net income for the quarter ended December 31, 2009 of $30.569 million or $0.65 per diluted common share, an increase in net income of $7.884 million or 34.8%, compared with $22.685 million or $0.49 per diluted common share for the same period in 2008.  Prosperity also reported net income for the year ended December 31, 2009 of $111.879 million or $2.41 per diluted common share, up 32.4% from 2008 net income of $84.507 million and up 29.6% from 2008 diluted earnings per common share of $1.86.

Excluding impairment charges on Prosperity’s Fannie Mae and Freddie Mac perpetual preferred securities of $14.025 million pre-tax during the third quarter of 2008, net income for the year ended December 31, 2008 would have been $93.623 million or $2.06 per diluted common share.

Prosperity was included in the January 18, 2010 issue of Forbes magazine in their list of “Good Banks/Bad Banks” as the 4th best bank in the nation.  The report considered eight measures of asset quality, capital adequacy and profitability.  In addition, Prosperity was recently recognized by Morningstar for its strong performance in their article entitled “Our Favorite Texas Banking Franchises.”

“We continue to be pleased with our performance during these challenging economic conditions” said David Zalman, Prosperity’s Chairman and Chief Executive Officer.  “Our bankers remain focused on growing our bank one customer at a time in a prudent fashion.”

In addition to Prosperity’s GAAP (generally accepted accounting principles) financial reporting, Prosperity’s management includes certain non−GAAP financial measures to evaluate its performance. Specifically, Prosperity reviews return on average tangible common equity, tangible book value per share and the tangible equity to tangible assets ratio. Prosperity also reviews its non-interest expense, net income, earnings per share and related performance ratios for the twelve month period ending December 31, 2008 excluding the non-recurring impairment charge on Fannie Mae and Freddie Mac perpetual preferred securities.  Prosperity has included in this Earnings Release information relating to these non-GAAP financial measures for the applicable periods presented.  Please refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of these non-GAAP financial measures.

Results of operations for the three months ended December 31, 2009

For the three months ended December 31, 2009, net income was $30.569 million compared with $22.685 million for the same period in 2008.  Net income per diluted common share was $0.65 for the three months ended December 31, 2009 and $0.49 for the same period in 2008. Returns on average assets, average common equity and average tangible common equity for the three months ended December 31, 2009 were 1.39%, 9.11% and 28.50%, respectively.  Prosperity’s efficiency ratio (excluding net gains and losses on the sale of securities and assets and impairment charge on write-down of securities) was 42.44% for the three months ended December 31, 2009.

Net interest income before provision for credit losses for the quarter ended December 31, 2009 increased 25.2% to $80.089 million compared with $63.957 million during the same period in 2008. The increase was attributable primarily to lower deposit pricing.  The net interest margin on a tax equivalent basis increased to 4.24% for the three months ended December 31, 2009 compared with 3.65% for the same period in 2008, primarily impacted by the Franklin Bank transaction in 2008.

Non-interest income increased $1.203 million or 8.9% to $14.711 million for the three months ended December 31, 2009 compared with $13.508 million for the same period in 2008.  The increase was mainly attributable to a decrease in losses on the sale of ORE.

Non-interest expense increased $2.590 million or 6.9% to $40.176 million for the fourth quarter of 2009 compared with $37.586 million for the fourth quarter of 2008.  The increase was mainly attributable to increased FDIC assessments.

Loans at December 31, 2009 were $3.377 billion, a decrease of $190.354 million or 5.3%, compared with $3.567 billion at December 31, 2008.  Construction loans decreased $108.835 million over the past year.  Loans decreased 0.9% or $29.434 million on a linked quarter basis compared with loans of $3.406 billion at September 30, 2009.  As reflected in the table below, linked quarter loans for the fourth quarter of 2009 were impacted by a decrease in the loans acquired from the FDIC as a part of the Franklin Bank transaction.

Deposits at December 31, 2009 were $7.259 billion, a decrease of $44.747 million or 0.6%, compared with $7.303 billion at December 31, 2008.  Excluding the deposits assumed as a part of the Franklin Bank transaction, deposits increased 11.0% or $582.739 million over the past year.  Linked quarter deposits increased $140.557 million or 2.0% from $7.118 billion at September 30, 2009.  As reflected in the table below, linked quarter deposits for the fourth quarter of 2009 were impacted by the deposits assumed from the FDIC as part of the Franklin Bank transaction.

Balance Sheet Data (at period end)	Dec 31, 2009	Sept 30, 2009	Dec 31, 2008
(In Thousands)	(Unaudited)	(Unaudited)	(Unaudited)

Loans:
Acquired from FDIC (related to Franklin Bank)	$259,162	$264,319	$356,420
All other	3,117,541	3,141,818	3,210,637
Total Loans	$3,376,703	$3,406,137	$3,567,057

Deposits:
Assumed from FDIC (related to Franklin Bank)	$1,366,931	$1,533,641	$1,994,417
All other	5,891,619	5,584,352	5,308,880
Total Deposits	$7,258,550	$7,117,993	$7,303,297

Average loans increased 0.7% or $23.977 million to $3.390 billion for the quarter ended December 31, 2009 compared with $3.366 billion for the same period of 2008.  Linked quarter average loans decreased 1.2% or $41.532 million from $3.431 billion at September 30, 2009. Average deposits increased 6.0% to $7.089 billion for the quarter ended December 31, 2009 compared with $6.686 billion for the same period of 2008.  Linked quarter average deposits decreased 1.9% or $135.270 million from $7.224 billion at September 30, 2009.

At December 31, 2009, construction loans totaled $557.245 million, consisting of approximately $147 million of single family residential construction loans; $89 million of land development loans; $79 million of raw land loans; $101 million of residential lot loans; $52 million of commercial lot loans; and $90 million of commercial construction and other construction loans.  This is a decrease of $6.861 million from construction loans at September 30, 2009.

At December 31, 2009, Prosperity had $8.850 billion in total assets, $3.377 billion in loans and $7.259 billion in deposits. Assets, loans and deposits at December 31, 2009 decreased by 2.4%, 5.3% and 0.6%, respectively, compared with their level at December 31, 2008.

Results of operations excluding impairment charges on Fannie Mae and Freddie Mac perpetual preferred securities

Prosperity incurred a non-cash impairment charge on its Fannie Mae and Freddie Mac perpetual preferred securities in the amount of $14.025 million pre-tax ($9.116 million after-tax) in the third quarter of 2008 equal to the full carrying cost of its investment in such securities.  The table below presents select financial results before and after the impairment write-down for the related periods.

12 Months Ended	As reported	As reported (with charge)	Without charge
	Dec 31, 2009	Dec 31, 2008	Dec 31, 2008
	(Unaudited)	(Unaudited)	(Unaudited)

Non-interest income (in thousands)	$60,097	$52,370	$52,370
Non-interest expense (in thousands)	169,700	143,796	129,771
Income before taxes (in thousands)	168,723	126,436	140,461
Federal income taxes (in thousands)	56,844	41,929	46,838
Net income (in thousands)	111,879	84,507	93,623
Return on average assets	1.26%	1.20%	1.33%
Return on average common equity	8.57%	7.09%	7.85%
Return on average tangible common Equity	28.66%	24.16%	26.77%
Earnings per share (basic)	$2.42	$1.87	$2.07
Earnings per share (diluted)	$2.41	$1.86	$2.06
Shareholders’ equity (in thousands)	$1,351,245	$1,255,106	$1,255,106

Results of operations for the twelve months ended December 31, 2009

For the twelve months ended December 31, 2009, net income was $111.879 million compared with $84.507 million for the same period in 2008.  Net income per diluted common share was $2.41 for the twelve months ended December 31, 2009 compared with $1.86 for the same period in 2008. Excluding impairment charges on Prosperity’s Fannie Mae and Freddie Mac perpetual preferred securities of $14.025 million pre-tax during the third quarter of 2008, net income for the year ended December 31, 2008 would have been $93.623 million or $2.06 per diluted common share.

Returns on average assets, average common equity and average tangible common equity for the twelve months ended December 31, 2009 were 1.26%, 8.57% and 28.66%, respectively.  Prosperity’s efficiency ratio (excluding net gains and losses on the sale of securities and assets) was 46.27% for the twelve months ended December 31, 2009.

Net interest income before provision for credit losses for the twelve months ended December 31, 2009 increased $79.372 million or 34.9%, to $307.101 million compared with $227.729 million during the same period in 2008. The increase was attributable primarily to a 30.26% increase in average earning assets and lower deposit pricing.

Non-interest income increased $7.727 million or 14.8% to $60.097 million for the twelve months ended December 31, 2009 compared with $52.370 million for the same period in 2008.  The increase was mainly attributable to a decrease in net loss on sale of ORE and increases in service charges on deposit accounts due to an increased number of deposit accounts assumed from the FDIC as a part of the Franklin Bank transaction and deposit accounts assumed from the Banco Popular and 1st Choice acquisitions.

Non-interest expense increased $25.904 million or 18.0% to $169.700 million for the twelve months ended December 31, 2009 compared with $143.796 million for the same period in 2008.  The increase was due primarily to (i) an increase in salaries and benefits expense due to associates added in connection with the Franklin Bank transaction and the acquisition of Banco Popular and 1st Choice; (ii) an increase in FDIC assessments and (iii) an increase in general operating costs associated with the banking centers acquired in 2008 and the banking offices that were previously locations of Franklin Bank.  Total non-interest expense for the twelve months ended December 31, 2008 included a $14.025 million impairment charge on write-down of securities.

Asset Quality

Non-performing assets totaled $16.356 million or 0.22% of average earning assets at December 31, 2009 compared with $14.368 million or 0.20% of average earning assets at December 31, 2008 and $21.920 million or 0.29% of average earnings assets at September 30, 2009.  Non-performing assets at December 31, 2009 consist of $6.1 million in non-accrual loans, $2.3 million in accruing loans 90 or more days past due, approximately $116,000 in repossessed assets and $7.8 million in ORE.  The allowance for credit losses was 1.54% of total loans at December 31, 2009, 1.04% at December 31, 2008 and 1.39% of total loans at September 30, 2009.

Non-performing assets (In thousands)	Dec 31, 2009		Sept 30, 2009		Dec 31, 2008
	Amount	#	Amount	#	Amount	#
Commercial	$1,390	19	$920	26	$1,491	16
Construction	5,622	43	10,975	40	9,252	36
1-4 family (including home equity)	2,383	26	1,285	16	1,325	19
Commercial real estate (including multi-family)	6,834	14	8,592	13	2,014	8
Agriculture	0	0	0	0	30	3
Consumer	127	11	148	13	250	15
Other	0	0	0	0	6	1
Total	$16,356	113	$21,920	108	$14,368	98

Net Charge-offs (In thousands)	Three Months Ended Dec 31, 2009	Three Months Ended Sept 30, 2009	Three Months Ended Dec 31, 2008
Commercial	$1,762	$712	$1,552
Construction	1,009	780	742
1-4 family (including home equity)	446	297	100
Commercial real estate (including multi-family)	312	215	43
Agriculture	10	53	203
Consumer	410	492	371
Total	$3,949	$2,549	$3,011

The provision for credit losses was $8.500 million for the three months ended December 31, 2009 and $6.000 million for the three months ended December 31, 2008.  Prosperity’s loan loss reserve model called for increased provisioning in the fourth quarter due to increased charge-offs resulting from a continued weak economy.  Net charge offs were $3.949 million for the three months ended December 31, 2009 and $3.011 million for the three months ended December 31, 2008.

The provision for credit losses was $28.775 million for the twelve months ended December 31, 2009, an increase of $18.908 million compared with $9.867 million for the twelve months ended December 31, 2008.  As mentioned earlier, Prosperity’s loan loss reserve model called for increased provisioning in 2009 due to increased charge-offs resulting from a continued weak economy.  Net charge offs were $13.881 million for the twelve months ended December 31, 2009 and $7.621 million for the twelve months ended December 31, 2008.

Conference Call

Prosperity’s management team will host a conference call on Friday, January 22, 2010 at 10:30 a.m. Eastern Standard Time (9:30 a.m. Central Standard Time) to discuss Prosperity’s fourth quarter and full year 2009  earnings. Individuals and investment professionals may participate in the call by dialing 1-800-894-5910, the reference code is PBTX.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Prosperity’s website at www.prosperitybanktx.com.  The webcast may be accessed directly from Prosperity’s Investor Relations page by clicking on the “4th Quarter Results and Webcast” link.

Acquisition of U. S. Bank’s Texas Branches

On January 19, 2010, Prosperity announced the signing of a definitive agreement to acquire the three (3) Texas retail bank branches of U.S. Bank (USB). Prosperity Bank will pay a premium for approximately $420 million in deposits, as well as purchase certain loans and other assets attributable to the branches.

The three locations being acquired by Prosperity are the Texas locations U.S. Bank acquired from the FDIC on October 30, 2009 when U.S. Bank acquired the nine (9) subsidiary banks of FBOP Corporation.  The Texas banks were Madisonville State Bank in Madisonville, Texas; Citizens National Bank in Teague, Texas; and North Houston Bank in Houston, Texas.

The agreement has been approved by both banks and is expected to close during the first quarter of 2010, although delays could occur. The transaction is subject to certain conditions, including customary regulatory approvals.

Assumption of deposits and acquisition of certain assets from the FDIC as receiver for Franklin Bank, SSB

On November 7, 2008, Prosperity Bank® assumed approximately $3.6 billion of deposits, including all uninsured deposits, from the FDIC, acting in its capacity as receiver for Franklin Bank.  The FDIC entered into a purchase and assumption agreement with Prosperity Bank, which paid a premium to ensure that all deposits of Franklin Bank, both insured and uninsured, were transferred to Prosperity Bank.  Under terms of the purchase and assumption agreement, Prosperity acquired certain assets from the FDIC, including approximately $350 million in US Treasury and Agency Securities and approximately $350 million in performing loans.  The remaining net proceeds were predominately invested in US Agency Securities.

While Franklin Bank operated forty-five (45) full service banking offices, Prosperity is operating thirty-three (33) of the locations as full-service banking centers following the completion of the operational integration which occurred during the first quarter of 2009.  The former Franklin Bank locations not operated by Prosperity were closed and consolidated into nearby Prosperity Bank locations.

Acquisition of 1st Choice Bancorp, Inc.

On June 1, 2008, Prosperity completed its previously announced acquisition of 1st Choice Bancorp, Inc. and its wholly owned subsidiary, 1st Choice Bank. 1st Choice Bancorp, Inc. operated two (2) banking offices in Houston, Texas, with one location in South Houston and another in the Heights area, which was consolidated with Prosperity’s Heights location and is located in 1st Choice’s Heights banking office.  As of May 31, 2008, 1st Choice Bancorp reported total assets of approximately $314.9 million, loans of approximately $192.7 million, deposits of approximately $285.2 million and stockholders’ equity of approximately $26.4 million.

In connection with the acquisition, Prosperity issued 1,757,757 shares of its common stock and paid approximately $18.758 million in cash for all outstanding shares of 1st Choice Bancorp.

Acquisition of Banco Popular’s Houston Branches

On January 10, 2008, Prosperity Bank® completed its previously announced acquisition of six (6) Houston retail bank branches from Banco Popular North America.  The branches had approximately $125 million in combined deposits. All six (6) locations are now operating as full service banking centers of Prosperity Bank®.

Prosperity Bancshares, Inc.®

Prosperity Bancshares, Inc.®, an $8.9 billion Houston, Texas based regional financial holding company, formed in 1983, operates under a community banking philosophy and seeks to develop broad customer relationships based on service and convenience. Prosperity offers a variety of traditional loan and deposit products to its customers, which consist primarily of small and medium sized businesses and consumers. In addition to established banking products, Prosperity offers a complete line of services including: Internet Banking services at http://www.prosperitybanktx.com, Retail Brokerage Services, MasterMoney Debit Cards, and 24 hour voice response banking. Prosperity currently operates one hundred fifty-eight (158) full service banking locations; fifty-one (51) in the Houston area; twenty-seven (27) in the South Texas area including Corpus Christi and Victoria; twenty-four (24) in the Dallas/Fort Worth area; twenty (20) in the East Texas area; and twenty-seven (27) in the Central Texas area including Austin and San Antonio; and nine (9) in the Bryan/College Station area.

Central Texas Area -	Dallas/Fort Worth Area -	Palestine	Hitchcock
		Rusk	Katy
Austin -	Dallas -	Seven Points	Liberty
Allandale	Abrams Centre	Tyler	Magnolia
Cedar Park	Balch Springs	Tyler-University	Mont Belvieu
Congress	Camp Wisdom	Winnsboro	Nederland
183	Cedar Hill		Needville
Lakeway	Central Expressway		Sweeny
Liberty Hill	Frisco	Houston Area -	Tomball
Northland	Frisco-West		Waller
Oak Hill	Kiest	Houston -	West Columbia
Parmer Lane	Preston Road	Aldine	Wharton
Research Blvd	Red Oak	Bellaire	Winnie
Rollingwood	The Colony	Clear Lake	Wirt
Slaughter Lane	Turtle Creek	Copperfield
	Westmoreland	Cypress
		Downtown	South Texas Area -
Bryan/College Station -		Fairfield
Bryan	Fort Worth -	Gessner	Corpus Christi -
Bryan-East	Haltom City	Gladebrook	Airline
Bryan-North	Keller	Harrisburg	Carmel
College Station	Roanoke	Heights	Northwest
Greens Prairie	Stockyards	Highway 6 West	Saratoga
Wellborn Road		Hillcroft	Water Street
Rock Prairie		Little York
	Other Dallas/Fort Worth Locations -	Medical Center	Other South Texas
	Azle	Memorial Drive	Locations -
Other Central Texas Locations -	Ennis	Pasadena	Alice
Bastrop	Gainesville	Pecan Grove	Aransas Pass
Caldwell	Mesquite	River Oaks	Beeville
Dime Box	Muenster	Sugar Land	Cuero
Dripping Springs	Sanger	SW Medical Center	Edna
Elgin	Waxahachie	Tanglewood	Goliad
Flatonia		Uptown	Gonzales
Georgetown		Waugh Drive	Hallettsville
Kingsland	East Texas Area -	Westheimer	Kingsville
La Grange	Athens	Woodcreek	Mathis
Lexington	Athens-South		Palacios
Navasota	Blooming Grove	Other Houston Area	Pleasanton
New Braunfels	Canton	Locations -	Port Aransas
Round Rock	Carthage	Angleton	Port Lavaca
San Antonio	Corsicana	Bay City	Portland
Schulenburg	Crockett	Beaumont	Rockport
Smithville	Eustace	Cinco Ranch	Seguin
Weimar	Grapeland	Cleveland	Sinton
	Gun Barrel City	East Bernard	Victoria
	Jacksonville	El Campo	Victoria-North
	Kerens	Dayton	Yoakum
	Longview	Galveston	Yorktown
	Mount Vernon	Groves
Hempstead

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains, and the remarks by Prosperity’s management on the conference call may contain, forward-looking statements within the meaning of the securities laws that are based on current expectations, assumptions, estimates and projections about Prosperity Bancshares®, and its subsidiaries.  These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Prosperity’s control, which may cause actual results to differ materially from those expressed or implied by the forward-looking statements.  These risks and uncertainties include but are not limited to whether Prosperity can: successfully identify acquisition targets and integrate the businesses of acquired companies and banks;  continue to sustain its current internal growth rate or total growth rate; provide products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its sales objectives.  Other risks include, but are not limited to: the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); a deterioration or downgrade in the credit quality and credit agency ratings of the securities in Prosperity’s securities portfolio; customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate fluctuations and interest rate fluctuations; weather; and the stock price volatility associated with “small-cap” companies.  These and various other factors are discussed in Prosperity’s Annual Report on Form 10-K for the year ended December 31, 2008 and other reports and statements we have filed with the SEC. Copies of the SEC filings for Prosperity Bancshares’s®  may be downloaded from the Internet at no charge from www.prosperitybanktx.com.

Prosperity Bancshares, Inc. ®
Financial Highlights
(Dollars and share amounts in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	Dec 31, 2009	Dec 31, 2008	Dec 31, 2009	Dec 31, 2008
Selected Earnings and Per	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Share Data

Total interest income	$99,585	$96,588	$409,614	$347,878
Total interest expense	19,496	32,631	102,513	120,149
Net interest income	80,089	63,957	307,101	227,729
Provision for credit losses	8,500	6,000	28,775	9,867
Net interest income after
provision for credit losses	71,589	57,957	278,326	217,862

Total non-interest income	14,711	13,508	60,097	52,370
Total non-interest expense(A)	40,176	37,586	169,700	143,796
Net income before taxes	46,124	33,879	168,723	126,436
Federal income taxes	15,555	11,194	56,844	41,929

Net income(B)	$30,569	$22,685	$111,879	$84,507

Basic earnings per share(C)	$0.66	$0.49	$2.42	$1.87

Diluted earnings per share(C)	$0.65	$0.49	$2.41	$1.86

Period end shares outstanding	46,541	46,080	46,541	46,080
Weighted average shares
outstanding (basic)	46,524	46,078	46,177	45,300
Weighted average shares
outstanding (diluted)	46,800	46,276	46,354	45,479

(A) Total non-interest expense for the twelve months ended December 31, 2008 includes a $14.025 million pre-tax impairment charge on securities.

(B) Earnings for the twelve months ended December 31, 2008 include a $14.025 million pre-tax, or $9.116 million after-tax, impairment charge on securities.

(C)Earnings for the twelve months ended December 31, 2008 include a $14.025 million pre-tax, or $9.116 million after-tax, impairment charge on securities which resulted in a $0.20 decrease in both basic and diluted earnings per share to $1.87 and $1.86, respectively, for the twelve months ended December 31, 2008.

Prosperity Bancshares, Inc. ®
Financial Highlights
(Dollars in thousands)

	Three Months Ended		Twelve Months Ended
	Dec 31, 2009	Dec 31, 2008	Dec 31, 2009	Dec 31, 2008
Balance Sheet Averages	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Total loans	$3,389,529	$3,365,552	$3,455,761	$3,250,447
Investment securities	4,152,752	3,229,874	4,052,989	2,409,758
Federal funds sold and
other temporary investments	13,607	451,524	77,328	163,746
Total earning assets	7,555,888	7,046,950	7,586,078	5,823,951
Allowance for credit losses	(48,894)	(33,494)	(42,279)	(33,004)
Cash and due from banks	131,189	183,507	137,040	146,647
Goodwill	876,979	835,328	875,841	798,289
Core Deposit Intangibles (CDI)	36,543	42,657	38,543	44,291
Other real estate	12,308	6,431	11,710	8,343
Fixed assets, net	149,649	124,210	143,562	124,114
Other assets	105,351	138,298	101,199	112,787
Total assets	$8,819,013	$8,343,887	$8,851,694	$7,025,418

Non-interest bearing deposits	$1,481,514	$1,425,440	$1,488,699	$1,271,408
Interest bearing deposits	5,607,074	5,260,084	5,723,316	4,200,033
Total deposits	7,088,588	6,685,524	7,212,015	5,471,441
Securities sold under
repurchase agreements	88,094	92,941	93,625	84,289
Federal funds purchased and
other borrowings	141,073	178,369	75,747	124,619
Junior subordinated
debentures	92,265	92,265	92,265	99,998
Other liabilities	66,410	52,297	73,293	52,778
Shareholders' equity(D)	1,342,583	1,242,491	1,304,749	1,192,293
Total liabilities and equity	$8,819,013	$8,343,887	$8,851,694	$7,025,418

(D) Includes $18,216 and ($1,675), in after-tax unrealized gains (losses) on available for sale securities for the three month periods ending December 31, 2009 and December 31, 2008, respectively,  and $14,889 and ($1,251) for the twelve month periods ending December 31, 2009 and December 31, 2008, respectively.

Prosperity Bancshares, Inc.®
Financial Highlights
(Dollars in thousands)

	Three Months Ended		Twelve Months Ended
	Dec 31, 2009	Dec 31, 2008	Dec 31, 2009	Dec 31, 2008
Income Statement Data	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Interest on loans	$53,461	$56,073	$219,320	$227,466
Interest on securities	46,116	39,713	190,106	118,185
Interest on federal funds sold and
other temporary investments	8	802	188	2,227
Total interest income	99,585	96,588	409,614	347,878
Interest expense - deposits	18,062	29,663	95,834	107,692
Interest expense - debentures	803	1,452	3,760	6,439
Interest expense - other	631	1,516	2,919	6,018
Total interest expense	19,496	32,631	102,513	120,149
Net interest income(E)	80,089	63,957	307,101	227,729
Provision for credit losses	8,500	6,000	28,775	9,867
Net interest income after
provision for credit losses	71,589	57,957	278,326	217,862
Service charges on
deposit accounts	12,953	13,204	51,742	45,785
Net gain on sale of assets	145	130	422	845
Net (loss) gain on sale of ORE	(135)	(1,684)	417	(2,332)
Brokered mortgage income	36	34	305	330
Net gain on sale of held for
sale loans	0	0	0	229
Other non-interest income	1,712	1,824	7,211	7,513
Total non-interest income	14,711	13,508	60,097	52,370

Salaries and benefits(F)	19,747	20,411	84,396	70,818
CDI amortization	2,441	2,284	10,076	9,797
Net occupancy and equipment	3,794	3,704	14,910	12,469
Depreciation	2,056	1,854	8,226	7,666
Data processing
and software amortization	1,386	1,609	6,449	5,580
Impairment charge on
write-down of securities	0	0	0	14,025
Other non-interest expense	10,752	7,724	45,643	23,441
Total non-interest expense	40,176	37,586	169,700	143,796
Net income before taxes	46,124	33,879	168,723	126,436
Federal income taxes	15,555	11,194	56,844	41,929
Net income available
to common shareholders(G)	$30,569	$22,685	$111,879	$84,507

(E) Net interest income on a tax equivalent basis would be $80,770 and $64,597 for the three months ended December 31, 2009 and December 31, 2008, respectively, and $309,866 and $230,592 for the twelve months ended December 31, 2009 and December 31, 2008, respectively.

(F) Salaries and benefits includes equity compensation expenses of $628 and $432 for the three months ended December 31, 2009 and December 31, 2008, respectively, and $1,515 and $1,543 for the twelve months ended December 31, 2009 and December 31, 2008, respectively.

(G) Earnings for the twelve months ended December 31, 2008 include a $14.025 million pre-tax, or $9.116 million after-tax, impairment charge on securities.

Prosperity Bancshares, Inc.®
Financial Highlights
(Dollars and share amounts in thousands, except per share data)

	As of and for the		As of and for the
	Three Months Ended		Twelve Months Ended
	Dec 31, 2009	Dec 31, 2008	Dec 31, 2009	Dec 31, 2008
Common Share and	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Other Data
Employees - FTE	1,594	1,734	1,594	1,734

Book value per share	$29.03	$27.24	$29.03	$27.24
Tangible book value per share	$9.43	$7.43	$9.43	$7.43

Period end shares outstanding	46,541	46,080	46,541	46,080
Weighted average shares
outstanding (basic)	46,524	46,078	46,177	45,300
Weighted average shares
outstanding (diluted)	46,800	46,276	46,354	45,479

Non-accrual loans	$6,079	$2,142	$6,079	$2,142
Accruing loans 90 or more
days past due	2,332	7,594	2,332	7,594
Restructured loans	0	0	0	0
Total non-performing loans	8,411	9,736	8,411	9,736
Repossessed assets	116	182	116	182
Other real estate	7,829	4,450	7,829	4,450
Total non-performing assets	$16,356	$14,368	$16,356	$14,368

Allowance for credit losses at
end of period	$51,863	$36,970	$51,863	$36,970

Net charge-offs	$3,949	$3,011	$13,881	$7,621

Basic earnings per share(H)	$0.66	$0.49	$2.42	$1.87

Diluted earnings per share(H)	$0.65	$0.49	$2.41	$1.86

(H) Earnings for the twelve months ended December 31, 2008 include a $14.025 million pre-tax, or $9.116 million after-tax, impairment charge on securities which resulted in a $0.20 decrease in both basic and diluted earnings per share to $1.87 and $1.86, respectively, for the twelve months ended December 31, 2008.

Prosperity Bancshares, Inc.®
Financial Highlights

	Three Months Ended		Twelve Months Ended
	Dec 31, 2009	Dec 31, 2008	Dec 31, 2009	Dec 31, 2008
Performance Ratios	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Return on average
assets (annualized)(I)	1.39%	1.09%	1.26%	1.20%
Return on average common
equity (annualized)(I)	9.11%	7.30%	8.57%	7.09%
Return on average tangible
common equity (annualized)(I)	28.50%	24.89%	28.66%	24.16%
Net interest margin(J)
(tax equivalent) (annualized)	4.24%	3.65%	4.08%	3.96%

Efficiency ratio(K)	42.44%	48.60%	46.27%	46.51%

Asset Quality Ratios

Non-performing assets to
average earning assets	0.22%	0.20%	0.22%	0.25%
Non-performing assets to loans
and other real estate	0.48%	0.40%	0.48%	0.40%
Net charge-offs
to average loans	0.12%	0.09%	0.40%	0.23%
Allowance for credit losses to
total loans	1.54%	1.04%	1.54%	1.04%

Common Stock Market Price

High	$41.18	$36.98	$41.18	$46.48

Low	$33.62	$25.08	$20.04	$21.96

Period end market price	$40.47	$29.59	$40.47	$29.59

(I) Earnings for the twelve months ended December 31, 2008 include a $14.025 million pre-tax, or $9.116 million after-tax, impairment charge on securities which resulted in a 13 basis point decrease in return on average assets to 1.20%, a 76 basis point decrease in return on average equity to 7.09% and a 261 basis point decrease in return on average tangible common equity to 24.16%.

(J) Net interest margin for all periods presented is calculated on an actual 365 or actual 366 day basis.

(K) Prosperity’s efficiency ratio is calculated by dividing total non-interest expense (excluding credit loss provisions) by net interest income plus non-interest income (excluding net gains and losses on the sale of securities and assets and impairment charge on write-down of securities).  Additionally, taxes are not part of this calculation.

Prosperity Bancshares, Inc.®
Financial Highlights
(Dollars in thousands)

	Dec 31, 2009		Sept 30, 2009		June 30, 2009		Mar 31, 2009
	(Unaudited)		(Unaudited)		(Unaudited)		(Unaudited)
Loan Portfolio

Commercial	$415,512	12.31%	$439,848	12.92%	$461,622	13.38%	$461,514	13.18%
Construction	557,245	16.51%	564,106	16.56%	613,386	17.77%	643,151	18.37%
1-4 family residential	709,101	21.00%	692,885	20.34%	675,702	19.58%	667,392	19.06%
Home equity	117,661	3.48%	116,873	3.43%	115,029	3.33%	112,053	3.20%
Commercial real estate	1,339,219	39.66%	1,336,454	39.24%	1,318,489	38.20%	1,346,056	38.45%
Agriculture	135,529	4.01%	145,176	4.26%	149,515	4.33%	144,384	4.12%
Consumer	102,436	3.03%	110,795	3.25%	117,576	3.41%	126,750	3.62%
Total Loans	$3,376,703		$3,406,137		$3,451,319		$3,501,300

Deposit Types

Non-interest bearing DDA	$1,492,612	20.56%	$1,473,189	20.70%	$1,476,378	20.34%	$1,510,005	20.95%
Interest bearing DDA	1,391,133	19.17%	1,066,778	14.99%	1,060,965	14.62%	1,030,826	14.30%
Money Market	1,619,970	22.32%	1,682,345	23.63%	1,614,874	22.25%	1,495,724	20.76%
Savings	322,399	4.44%	320,078	4.50%	325,232	4.48%	322,130	4.47%
Time < $100	1,208,658	16.65%	1,289,362	18.11%	1,418,375	19.54%	1,491,380	20.69%
Time > $100	1,223,778	16.86%	1,286,241	18.07%	1,362,071	18.77%	1,356,814	18.83%
Total Deposits	$7,258,550		$7,117,993		$7,257,895		$7,206,879

Loan to Deposit Ratio	46.5%		47.9%		47.6%		48.6%

Construction Loans

Single family residential construction	$146,554	26.30%	$152,056	26.96%	$177,632	28.96%	$214,034	33.28%
Land development	89,128	15.99%	76,996	13.65%	86,363	14.08%	91,005	14.15%
Raw land	79,055	14.19%	84,384	14.96%	96,157	15.67%	89,003	13.84%
Residential lots	101,090	18.14%	103,565	18.36%	101,321	16.52%	104,684	16.28%
Commercial lots	51,639	9.27%	48,139	8.53%	49,614	8.09%	37,318	5.80%
Other	89,779	16.11%	98,966	17.54%	102,299	16.68%	107,107	16.65%
Total Construction Loans	$557,245		$564,106		$613,386		$643,151

Prosperity Bancshares, Inc.®
Financial Highlights
(Dollars in thousands)

	Dec 31, 2009	Sept 30, 2009	June 30, 2009	Mar 31, 2009	Dec 31, 2008
Balance Sheet Data (at period end)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Total loans	$3,376,703	$3,406,137	$3,451,319	$3,501,300	$3,567,057
Investment securities(L)	4,118,290	4,255,057	3,981,109	3,991,200	4,160,401
Federal funds sold and other
temporary investments	21,554	35,930	128,451	14,930	16,404
Total earning assets	7,516,547	7,697,124	7,560,879	7,507,430	7,743,862
Allowance for credit losses	(51,863)	(47,312)	(42,611)	(39,238)	(36,970)
Cash and due from banks	173,763	120,932	142,860	148,938	212,335
Goodwill	876,987	876,958	875,434	874,356	874,654
Core deposit intangibles	35,385	37,825	40,305	42,796	38,196
Other real estate	7,829	12,738	11,101	9,134	4,450
Fixed assets, net	148,855	149,725	149,742	151,544	123,638
Other assets	142,897	109,342	101,241	104,237	112,199
Total assets	$8,850,400	$8,957,332	$8,838,951	$8,799,197	$9,072,364

Demand deposits	$1,492,612	$1,473,189	$1,476,378	$1,510,005	$1,522,983
Interest bearing deposits	5,765,938	5,644,804	5,781,517	5,696,874	5,780,314
Total deposits	7,258,550	7,117,993	7,257,895	7,206,879	7,303,297
Securities sold under
repurchase agreements	72,596	100,636	96,732	81,773	96,017
Federal funds purchased and
other borrowings	26,140	253,855	28,170	28,441	229,395
Junior subordinated debentures	92,265	92,265	92,265	92,265	92,265
Other liabilities	49,604	65,548	64,794	109,291	96,284
Total liabilities	7,499,155	7,630,297	7,539,856	7,518,649	7,817,258
Shareholders' equity(M)	1,351,245	1,327,035	1,299,095	1,280,548	1,255,106
Total liabilities and equity	$8,850,400	$8,957,332	$8,838,951	$8,799,197	$9,072,364

(L) Includes $25,855, $26,688, $20,153, $23,784 and $15,158 in unrealized gains on available for sale securities for the quarterly periods ending December 31, 2009, September 30, 2009, June 30, 2009, March 31, 2009 and December 31, 2008, respectively.

(M) Includes $16,806, $17,347, $13,099, $15,460 and $9,853 in after-tax unrealized gains on available for sale securities for the quarterly periods ending December 31, 2009, September 30, 2009, June 30, 2009, March 31, 2009 and December 31, 2008, respectively.

Prosperity Bancshares, Inc.®
Financial Highlights
(Dollars in thousands)

	Three Months Ended
	Dec 31, 2009	Sept 30, 2009	June 30, 2009	Mar 31, 2009	Dec 31, 2008
Income Statement Data	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Interest on loans	$53,461	$54,809	$55,248	$55,802	$56,073
Interest on securities	46,116	46,812	47,450	49,726	39,713
Interest on federal funds
sold and other earning assets	8	74	70	38	802
Total interest income	99,585	101,695	102,768	105,566	96,588
Interest expense- deposits	18,062	22,694	25,621	29,457	29,663
Interest expense- debentures	803	879	959	1,119	1,452
Interest expense- other	631	709	667	912	1,516
Total interest expense	19,496	24,282	27,247	31,488	32,631
Net interest income	80,089	77,413	75,521	74,078	63,957
Provision for credit losses	8,500	7,250	6,900	6,125	6,000
Net interest income after
provision for credit losses	71,589	70,163	68,621	67,953	57,957
Service charges on
deposits accounts	12,953	13,554	12,863	12,372	13,204
Net gain (loss) on sale of assets	145	(20)	200	97	130
Net (loss) gain on sale of ORE	(135)	115	415	22	(1,684)
Brokered mortgage income	36	59	140	70	34
Other non-interest income	1,712	1,528	1,515	2,456	1,824
Total non-interest income	14,711	15,236	15,133	15,017	13,508
Salaries and benefits	19,747	21,507	20,494	22,648	20,411
CDI amortization	2,441	2,479	2,492	2,664	2,284
Net occupancy and equipment	3,794	3,624	3,514	3,978	3,704
Depreciation	2,056	2,100	2,069	2,001	1,854
Data processing
and software amortization	1,386	1,446	1,562	2,055	1,609
Other non-interest expense	10,752	10,045	14,169	10,677	7,724
Total non-interest expense	40,176	41,201	44,300	44,023	37,586
Net income before taxes	46,124	44,198	39,454	38,947	33,879
Federal income taxes	15,555	14,876	12,944	13,469	11,194
Net income available
to common shareholders	$30,569	$29,322	$26,510	$25,478	$22,685

Prosperity Bancshares, Inc.®
Financial Highlights

	Three Months Ended
	Dec 31, 2009	Sept. 30, 2009	June 30, 2009	Mar 31, 2009	Dec 31, 2008
Comparative Quarterly	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Asset Quality, Performance
& Capital Ratios

Return on average
assets (annualized)	1.39%	1.32%	1.20%	1.15%	1.09%
Return on average common
equity (annualized)	9.11%	8.93%	8.18%	8.02%	7.30%
Return on average tangible
equity (annualized)	28.50%	29.34%	27.98%	28.52%	24.89%
Net interest margin
(tax equivalent) (annualized)	4.24%	4.08%	4.04%	3.98%	3.65%

Employees – FTE	1,594	1,608	1,634	1,684	1,734

Efficiency ratio	42.44%	44.46%	48.98%	49.47%	48.60%
Non-performing assets to
average earning assets	0.22%	0.29%	0.26%	0.16%	0.20%
Non-performing assets to loans
and other real estate	0.48%	0.64%	0.57%	0.36%	0.40%
Net charge-offs to
average loans	0.12%	0.07%	0.10%	0.11%	0.09%
Allowance for credit losses to
total loans	1.54%	1.39%	1.23%	1.12%	1.04%

Book value per share	$29.03	$28.75	$28.17	$27.78	$27.24

Tangible book value per share	$9.43	$8.93	$8.31	$7.88	$7.43

Tier 1 risk-based capital	12.61%	11.85%	11.24%	10.53%	10.27%

Total risk-based capital	13.86%	13.01%	12.28%	11.48%	11.17%

Tier 1 leverage capital	6.47%	6.09%	5.81%	5.48%	5.68%

Tangible equity to tangible assets	5.53%	5.13%	4.84%	4.61%	4.19%

Equity to assets	15.27%	14.82%	14.70%	14.55%	13.83%

Prosperity Bancshares, Inc.®
Supplemental Financial Data (Unaudited)
(Dollars in thousands)

	Three Months Ended December 31, 2009
YIELD ANALYSIS	Average	Interest Earned	Average
	Balance	/ Interest Paid	Yield/Rate

Interest Earning Assets:
Loans	$3,389,529	$53,461	6.26%
Investment securities	4,152,752	46,116	4.44%
Federal funds sold
and other temporary investments	13,607	8	0.23%
Total interest earning assets	7,555,888	$99,585	5.23%
Allowance for credit losses	(48,894)
Non-interest earning assets	1,312,019
Total assets	$8,819,013

Interest Bearing Liabilities:
Interest bearing demand deposits	$1,119,119	$2,030	0.72%
Savings and money market deposits	1,988,158	4,150	0.83%
Certificates and other time deposits	2,499,797	11,882	1.89%
Securities sold under repurchase agreements	88,094	218	0.98%
Federal funds purchased and other borrowings	141,073	413	1.16%
Junior subordinated debentures	92,265	803	3.45%
Total interest bearing liabilities	5,928,506	$19,496	1.30%
Non-interest bearing liabilities:
Non-interest bearing demand deposits	1,481,514
Other liabilities	66,410
Total liabilities	7,476,430
Shareholders' equity	1,342,583
Total liabilities and shareholders' equity	$8,819,013

Net Interest Income & Margin		$80,089	4.21%

Net Interest Income & Margin
(tax equivalent)		$80,770	4.24%

Prosperity Bancshares, Inc.®
Supplemental Financial Data (Unaudited)
(Dollars in thousands)

	Three Months Ended December 31, 2008
YIELD ANALYSIS	Average	Interest Earned	Average
	Balance	/ Interest Paid	Yield/Rate

Interest Earning Assets:
Loans	$3,365,552	$56,073	6.63%
Investment securities	3,229,874	39,713	4.92%
Federal funds sold
and other temporary investments	451,524	802	0.71%
Total interest earning assets	7,046,950	$96,588	5.45%
Allowance for credit losses	(33,494)
Non-interest earning assets	1,330,431
Total assets	$8,343,887

Interest Bearing Liabilities:
Interest bearing demand deposits	$839,152	$1,629	0.77%
Savings and money market deposits	1,578,817	6,895	1.74%
Certificates and other time deposits	2,842,115	21,139	2.96%
Securities sold under repurchase agreements	92,941	579	2.48%
Federal funds purchased and other borrowings	178,369	937	2.09%
Junior subordinated debentures	92,265	1,452	6.26%
Total interest bearing liabilities	5,623,659	$32,631	2.31%
Non-interest bearing liabilities:
Non-interest bearing demand deposits	1,425,440
Other liabilities	52,297
Total liabilities	7,101,396
Shareholders' equity	1,242,491
Total liabilities and shareholders' equity	$8,343,887

Net Interest Income & Margin		$63,957	3.61%

Net Interest Income & Margin
(tax equivalent)		$64,597	3.65%

Prosperity Bancshares, Inc.®
Supplemental Financial Data (Unaudited)
(Dollars in thousands)

	Twelve Months Ended December 31, 2009
YIELD ANALYSIS	Average	Interest Earned	Average
	Balance	/ Interest Paid	Yield/Rate

Interest Earning Assets:
Loans	$3,455,761	$219,320	6.35%
Investment securities	4,052,989	190,106	4.69%
Federal funds sold
and other temporary investments	77,328	188	0.24%
Total interest earning assets	7,586,078	$409,614	5.40%
Allowance for credit losses	(42,279)
Non-interest earning assets	1,307,895
Total assets	$8,851,694

Interest Bearing Liabilities:
Interest bearing demand deposits	$1,082,332	$8,587	0.79%
Savings and money market deposits	1,910,721	19,405	1.02%
Certificates and other time deposits	2,730,263	67,842	2.48%
Securities sold under repurchase agreements	93,625	1,166	1.25%
Federal funds purchased and other borrowings	75,747	1,753	2.31%
Junior subordinated debentures	92,265	3,760	4.08%
Total interest bearing liabilities	5,984,953	$102,513	1.71%
Non-interest bearing liabilities:
Non-interest bearing demand deposits	1,488,699
Other liabilities	73,293
Total liabilities	7,546,945
Shareholders' equity	1,304,749
Total liabilities and shareholders' equity	$8,851,694

Net Interest Income & Margin		$307,101	4.05%

Net Interest Income & Margin
(tax equivalent)		$309,866	4.08%

Prosperity Bancshares, Inc.®
Supplemental Financial Data (Unaudited)
(Dollars in thousands)

	Twelve Months Ended December 31, 2008
YIELD ANALYSIS	Average	Interest Earned	Average
	Balance	/ Interest Paid	Yield/Rate

Interest Earning Assets:
Loans	$3,250,447	$227,466	7.00%
Investment securities	2,409,758	118,185	4.90%
Federal funds sold
and other temporary investments	163,746	2,227	1.36%
Total interest earning assets	5,823,951	$347,878	5.97%
Allowance for credit losses	(33,004)
Non-interest earning assets	1,234,471
Total assets	$7,025,418

Interest Bearing Liabilities:
Interest bearing demand deposits	$791,739	$7,967	1.01%
Savings and money market deposits	1,411,142	27,770	1.97%
Certificates and other time deposits	1,997,152	71,955	3.60%
Securities sold under repurchase agreements	84,289	2,388	2.83%
Federal funds purchased and other borrowings	124,619	3,630	2.91%
Junior subordinated debentures	99,998	6,439	6.44%
Total interest bearing liabilities	4,508,939	$120,149	2.66%
Non-interest bearing liabilities:
Non-interest bearing demand deposits	1,271,408
Other liabilities	52,778
Total liabilities	5,833,125
Shareholders' equity	1,192,293
Total liabilities and shareholders' equity	$7,025,418

Net Interest Income & Margin		$227,729	3.91%

Net Interest Income & Margin
(tax equivalent)		$230,592	3.96%

Prosperity Bancshares, Inc.®
Notes to Selected Financial Data (Unaudited)
(Dollars in thousands)

Consolidated Financial Highlights

NOTES TO SELECTED FINANCIAL DATA

Prosperity’s management uses certain non−GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Specifically, Prosperity reviews tangible book value per share, return on average tangible common equity and the tangible equity to tangible assets ratio for internal planning and forecasting purposes. Prosperity also reviews its net income, earnings per share, non-interest expense and related performance ratios for the twelve month period ended December 31, 2008 excluding the non-recurring impairment charge on Fannie Mae and Freddie Mac perpetual preferred securities. Prosperity has included in this Earnings Release information relating to these non-GAAP financial measures for the applicable periods presented.  Prosperity believes these non-GAAP financial measures provide information useful to investors in understanding Prosperity’s financial results and Prosperity believes that its presentation, together with the accompanying reconciliations, provides a better understanding of factors and trends affecting Prosperity’s business and allows investors to view performance in a manner similar to management, the entire financial services sector, bank stock analysts and bank regulators. Further, Prosperity believes that these non-GAAP measures provide useful information by excluding certain items that may not be indicative of its core operating earnings and business outlook.  These non-GAAP measures should not be considered a substitute for GAAP basis measures and results and Prosperity strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Prosperity Bancshares, Inc.®
Notes to Selected Financial Data (Unaudited)
(Dollars and share amounts in thousands)

	Three months ended
	Dec 31, 2009	Sept 30, 2009	June 30, 2009	Mar 31, 2009	Dec 31, 2008
Return on average tangible common equity:
Net income	$30,569	$29,322	$26,510	$25,478	$22,685
Average shareholders' equity	1,342,583	1,314,011	1,295,737	1,270,380	1,242,491
Less: Average goodwill and other intangible assets	(913,522)	(914,203)	(916,754)	(913,010)	(877,985)
Average tangible shareholders’ equity	$429,061	$399,808	$378,983	$357,370	$364,506
Return on average tangible common equity:	28.50%	29.34%	27.98%	28.52%	24.89%

Tangible book value per share:
Shareholders’ equity	$1,351,245	$1,327,035	$1,299,095	$1,280,548	$1,255,106
Less: Goodwill and other intangible assets	(912,372)	(914,783)	(915,739)	(917,152)	(912,850)
Tangible shareholders’ equity	$438,873	$412,252	$383,356	$363,396	$342,256

Period end shares outstanding	46,541	46,153	46,109	46,100	46,080
Tangible book value per share:	$9.43	$8.93	$8.31	$7.88	$7.43

Tangible equity to tangible assets ratio:
Tangible shareholders’ equity	$438,873	$412,252	$383,356	$363,396	$342,256

Total assets	$8,850,400	$8,957,332	$8,838,951	$8,799,197	$9,072,364
Less: Goodwill and other intangible assets	(912,372)	(914,783)	(915,739)	(917,152)	(912,850)
Tangible assets	$7,938,028	$8,042,549	$7,923,212	$7,882,045	$8,159,514

Tangible equity to tangible assets ratio:	5.53%	5.13%	4.84%	4.61%	4.19%

Prosperity Bancshares, Inc.®
Notes to Selected Financial Data (Unaudited)
(Dollars and share amounts in thousands)
	Twelve Months Ended
	Dec 31, 2009	Dec 31, 2008
Return on average tangible common equity:
Net income	$111,879	$84,507
Average shareholders' equity	1,304,749	1,192,293
Less: Average goodwill and other intangible assets	(914,384)	(842,580)
Average tangible shareholders’ equity	$390,365	$349,713
Return on average tangible common equity:	28.66%	24.16%

Tangible book value per share:
Shareholders equity	$1,351,245	$1,255,106
Less: Goodwill and other intangible assets	(912,372)	(912,850)
Tangible shareholders’ equity	$438,873	$342,256

Period end shares outstanding	46,541	46,080
Tangible book value per share:	$9.43	$7.43

Tangible equity to tangible assets ratio:
Tangible shareholders’ equity	$438,873	$342,256

Total assets	$8,850,400	$9,072,364
Less: Goodwill and other intangible assets	(912,372)	(912,850)
Tangible assets	$7,938,028	$8,159,514

Tangible equity to tangible assets ratio:	5.53%	4.19%

Prosperity Bancshares, Inc.®
Notes to Selected Financial Data (Unaudited)
(Dollars and share amounts in thousands)

Results of operations before impairment charge for the twelve months ended December 31, 2008

The following results illustrate the effect of the $14.025 million pre-tax ($9.116 million after-tax) impairment charge on Fannie Mae and Freddie Mac perpetual preferred securities which was recognized during the twelve months ended December 31, 2008(1):

12 Months Ended December 31, 2008
Adjusted non-interest expense:
Non-interest expense (GAAP)	$143,796
Less: Impairment charge on securities	(14,025)
Adjusted non-interest expense	$129,771

Adjusted net income:
Net income (GAAP)	$84,507
Add: Impairment charge on securities	14,025
Less: Tax effect of impairment charge on securities	(4,909)
Adjusted net income	$93,623

Adjusted earnings per share:
Adjusted net income	$93,623
Weighted average shares outstanding-basic	45,300
Adjusted earnings per share (basic)	$2.07
Weighted average shares outstanding-diluted	45,479
Adjusted earnings per share (diluted)	$2.06

Adjusted return on average assets:
Adjusted net income	$93,623
Average assets	$7,025,418
Adjusted return on average assets	1.33%

Adjusted return on average common equity:
Adjusted net income	$93,623
Average equity	$1,192,293
Adjusted return on average common equity	7.85%

Adjusted return on average tangible common equity:
Adjusted net income	$93,623
Average equity	$1,192,293
Less: Average goodwill and other intangible assets	(842,580)
Average tangible shareholders’ equity	$349,713
Adjusted return on average common equity	26.77%

(1) Total non-interest income, net interest income and shareholders’ equity were not affected by the impairment charge.